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                                                                            EX.2

                FIRST AMENDMENT TO SUBORDINATED NOTE AGREEMENT
                ----------------------------------------------


     This FIRST AMENDMENT TO SUBORDINATED NOTE AGREEMENT (the "First Amendment"), is made the 4th day of September, 1997, by and among FOX BROADCASTING COMPANY, a Delaware Corporation ("Lender"), FOX KIDS WORLDWIDE, INC. (together with any successors or assigns, the "Borrower"), a Delaware corporation, and CITICORP USA, INC., as administrative agent under the Senior Loan Agreement.

     WHEREAS, the parties hereto are parties to a certain Subordinated Note Agreement, dated July 31, 1997 (the "Note Agreement"); and

     WHEREAS, the parties hereto desire to amend the Note Agreement to change the Maturity Date thereunder and to make certain correction thereto;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Definitions.   All capitalized terms used herein which are defined in
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the Note Agreement and not otherwise defined herein shall have their meanings as defined in the Note Agreement.

     2.   Amendment to Section 2.2.  Section 2.2 of the Note Agreement is hereby
          ------------------------
amended to delete the Maturity Date of "August 1, 2007" and to insert in lieu thereof "September 30, 2007".

     3.   Amendment to Section 8.3.  Section 8.3(A) of the Note Agreement is
          ------------------------
hereby amended to delete the words "Senior Agent and the other Senior Lenders" from the seventh line thereof and to insert in lieu thereof the words "Senior Agent or any of the other Senior Lenders."

     4.   Amendment to Section 8.4.  Section 8.4 of the Note Agreement is hereby
          ------------------------
amended to delete the words "for the account of the Senior Lenders," from the third line thereof.

     5.   Amendments to Section 8.5.
          -------------------------

          5.1 Section 8.5 of the Note Agreement is hereby amended to insert the words "any applicable" before the words "Insolvency Law" on the fourth line thereof.

          5.2 Section 8.5 of the Note Agreement is hereby amended to insert the word "applicable" before the words "Insolvency Law" on the eleventh line thereof.

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     6.   Amendments to Section 8.8.
          -------------------------

          6.1 Section 8.8 of the Note Agreement is hereby amended to delete the word "Lender" from the fourth line thereof and insert in lieu thereof the word "Borrower".

          6.2 Section 8.8 of the Note Agreement is hereby amended to delete the words "and assets" from ninth line thereof.

     7.   Amendments to Section 8.9.
          -------------------------

          7.1 Section 8.9(A) of the Note Agreement is hereby amended to insert the word "of" after the word "payment" on the first line thereof.

          7.2 Section 8.9(A) of the Note Agreement is hereby amended to delete the word "agreement" from the fourth line thereof and insert in lieu thereof the words "instrument, agreement or other document".

          7.3 Section 8.9(B) of the Note Agreement is hereby amended to insert the words "of the" before the word "property" on the first line thereof.

          7.4 Section 8.9(B) of the Note Agreement is hereby amended to insert the words "of any person" after the word "assets" on the second line thereof.

     8.   Miscellaneous.
          -------------

          8.1 On and after the date hereof, each reference in the Note Agreement to the terms "this Agreement," "hereunder," "hereof," "hereby," "herein" or other similar terms shall be deemed to be a reference to the Note Agreement as amended by this First Amendment.

          8.2 Except as hereby amended, the Note Agreement shall continue in full force and effect.

          8.3 This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

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     IN WITNESS WHEREOF, this First Amendment has been duly executed on the day and year specified at the beginning hereof.


     Borrower:                FOX KIDS WORLDWIDE, INC.

                              By: /s/ Jay Itzkowitz
                                 -------------------------------
                                 Name: Jay Itzkowitz
                                 Title: Vice President and Assistant Secretary


     Lender:                  FOX BROADCASTING COMPANY


                              By: /s/ Jay Itzkowitz
                                 ---------------------------------
                                 Name: Jay Itzkowitz
                                 Title:


     Senior Agent:            CITICORP USA, INC.


                              By: /s/ Carolyn A. Kee
                                 Name: Carolyn A. Kee
                                 Title: Attorney-in-fact




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